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                                                                    EXHIBIT 11.1

                                VISIONEER, INC.

                          COMPUTATION OF NET LOSS PER
                         COMMON SHARES AND EQUIVALENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 THREE MONTHS ENDED SEPTEMBER
                                                                              30,
                                                                 -----------------------------
                                                                   1996                 1995
                                                                 --------             --------
Weighted average common shares outstanding....................     19,207                2,289
Weighted average common equivalent shares from convertible
  preferred stock and warrants, calculated using the
  if-converted method.........................................         --                7,872
Common equivalent shares from convertible preferred stock and options issued subsequent to September 30, 1994, included
  pursuant to Staff Accounting Bulletin No. 83................         --                5,019
Weighted average common stock equivalents from options........         --                   --
                                                                 --------             --------
Weighted average common shares and equivalents................     19,207               15,180
                                                                 ========             ========
Net loss......................................................   $ (7,044)            $ (5,906)
                                                                 ========             ========
Net loss per share............................................   $  (0.37)
                                                                 ========
Pro forma net loss per share..................................                        $  (0.39)
                                                                                      ========

                                                                  NINE MONTHS ENDED SEPTEMBER
                                                                              30,
                                                                 -----------------------------
                                                                   1996                 1995
                                                                 --------             --------
Weighted average common shares outstanding....................     19,061                2,289
Weighted average common equivalent shares from convertible
  preferred stock and warrants, calculated using the
  if-converted method.........................................         --                7,872
Common equivalent shares from convertible preferred stock and options issued subsequent to September 30, 1994, included
  pursuant to Staff Accounting Bulletin No. 83................         --                5,019
Weighted average common stock equivalents from options........         --                   --
                                                                 --------             --------
Weighted average common shares and equivalents................     19,061               15,180
                                                                 ========             ========
Net loss......................................................   $(13,308)            $(12,092)
                                                                 ========             ========
Net loss per share............................................   $  (0.70)
                                                                 ========
Pro forma net loss per share..................................                        $  (0.80)
                                                                                      ========